UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2010, through a wholly owned subsidiary of our operating partnership, we completed an investment in a joint venture along with Bluerock Special Opportunity + Income Fund, LLC (“BEMT Co-Investor”), Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), both of which are affiliates of our sponsor, and Bell Partners, Inc. (“Bell”), an unaffiliated entity, to acquire a 201 unit multifamily community known as The Gardens at Hillsboro Village (the “Hillsboro Property”), located in Nashville, TN, from Centennial Hillsboro Village, LLC, an unaffiliated entity.  The material features of the investment in the joint venture, the property acquisition and the acquired property are described below.  The related financings are described under Item 2.03.

Joint Venture Parties and Structure

We invested $1.3 million to acquire a 25% equity interest in BR Hillsboro Village JV Member, LLC (the “Hillsboro Member JV Entity”) through a wholly owned subsidiary of its operating partnership, BEMT Hillsboro Village, LLC (“BEMT Hillsboro”).  BEMT Co-Investor invested $1.9 million to acquire a 37.5% interest and BEMT Co-Investor II invested $1.9 million to acquire the remaining 37.5% interest in the Hillsboro Member JV Entity.  BEMT Hillsboro, BEMT Co-Investor and BEMT Co-Investor II are co-managers of the Hillsboro Member JV Entity.  Under the terms of the operating agreement for the Hillsboro Member JV Entity, certain major decisions regarding the investments of the Hillsboro Member JV Entity require the unanimous approval of the Company (through BEMT Hillsboro), BEMT Co-Investor and BEMT Co-Investor II.  If the Company, BEMT Co-Investor and BEMT Co-Investor II are not able to agree on a major decision or at any time after September 30, 2013, any party may initiate a buy-sell proceeding.  Additionally, any time after September 30, 2013, any party may initiate a proceeding to force the sale of the Hillsboro Member JV Entity’s interest in the Hillsboro JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Hillsboro Managing Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

The Hillsboro Member JV Entity contributed its capital to acquire a 50% equity interest in Bell BR Hillsboro Village JV, LLC (the “Hillsboro JV Entity”) and is empowered to become a manager of the Hillsboro JV Entity.  Bell invested $5.03 million to acquire the remaining 50% interest in the Hillsboro JV Entity.  The Hillsboro JV Entity is a special-purpose entity that holds title to the Hillsboro property.  Under the terms of the operating agreement of the Hillsboro JV Entity, upon repayment of the Bell Loan (see Item 2.03), major decisions with respect to the joint venture or the Hillsboro property are made by the majority vote of an appointed management committee, which is controlled by the Hillsboro Member JV Entity; provided however, any decision with respect to the sale or refinancing of the Hillsboro property requires the unanimous approval of the Hillsboro Member JV Entity and Bell.  Subject to repayment of the Bell Loan, to the extent that the Hillsboro Member JV Entity and Bell are not able to agree on a major decision or at any time after September 30, 2013, either party may initiate a buy-sell proceeding.  Additionally, any time after September 30, 2013, either party may initiate a proceeding to force the sale of the Hillsboro property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Hillsboro JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

As a result of the structure described above, We hold a 12.5% indirect equity interest, BEMT Co-Investor holds an 18.75% indirect equity interest and BEMT Co-Investor II holds an 18.75% indirect equity interest in the Hillsboro Property (50% in the aggregate), and Bell holds the remaining 50% indirect equity interest.  We, BEMT Co-Investor, BEMT Co-Investor II and Bell will each receive current distributions from the operating cash flow generated by the Hillsboro Property in proportion to these respective percentage equity interests.

Our equity capital investment in the joint venture was funded with the proceeds of a related party loan from BEMT Co-Investor II to BEMT Hillsboro and a non-affiliate joint venture party loan, the terms of which are described below under Item 2.03.

The Hillsboro Property

The aggregate purchase price for the Hillsboro Property was approximately $31.6 million, plus closing costs.  The acquisition was funded with $10.1 million of gross equity from the Hillsboro JV Entity, and a $23.185 million senior mortgage loan.  The terms of the senior mortgage loan are described below under Item 2.03.

The Hillsboro property is located in Nashville, TN which is the Capital and the most populous metropolitan area in the state.  The property, built in 1940 and renovated in 1997 and 1998, is comprised of 201 units, featuring studio, one-, two- and three-bedroom layouts.  The property contains approximately 187,480 rentable square feet and the average unit size is 933 square feet.  As of September 30, 2010, the property had an average market rent of $1,464 per unit and was 98% occupied.  The community features include gated access, an outdoor swimming pool, a fitness center and courtyard and garden areas.

Bell will be responsible for providing day-to-day property management services to the property.  Bell will receive a management fee of 3% of monthly gross receipts generated by the Hillsboro property.  Under the property management agreement, Bell will also be entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000.  In addition, Hillsboro Member JV Entity is being charged a property management oversight fee equal to 1% of the monthly gross property collections, which fee shall be allocated 25% to Bluerock Enhanced Multifamily Advisor, LLC, our advisor, and 75% to Bluerock Property Management, LLC, an indirect wholly owned subsidiary of our sponsor.  The management agreement has a one year term commencing September 30, 2010, and provides for automatic annual extensions unless terminated upon 30 day’s written notice by owner or manager.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing related to the Hillsboro Property

The acquisition was funded with $10.1 million of gross equity from the Hillsboro JV Entity, and a $23.185 million senior mortgage loan made by CBRE Multifamily Capital, Inc and subsequently assigned to Fannie Mae (the “Hillsboro Senior Loan”), which Hillsboro Senior Loan is secured by the Hillsboro property.  The Hillsboro Senior Loan has a 7-year term, maturing on October 1, 2017. The effective interest rate on the loan is fixed at 3.97% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $110,200 based on a 30-year amortization schedule thereafter.

Any time on or before March 31, 2017 a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Hillsboro Senior Loan were prepaid.  Beginning April 1, 2017 the Hillsboro Senior Loan can be prepaid without penalty.

Affiliate Loan for the Company’s Investment in the Joint Venture

In connection with our investment in the joint venture, on September 30, 2010, BEMT Hillsboro entered into a loan agreement with BEMT Co-Investor II pursuant to which it may borrow up to $1.5 million (the “BEMT Co-Investor II Loan).  The BEMT Co-Investor II Loan has a six-month term with a three month extension.  The initial maturity date is March 31, 2011, and may be prepaid without penalty.  It bears interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized.  Interest on the loan will be paid on a current basis from cash flow distributed to us from the Hillsboro Member JV Entity. The BEMT Co-Investor II Loan is secured by a pledge of our membership interest in BEMT Hillsboro and a pledge of BEMT Hillsboro’s membership interest in the Hillsboro Member JV Entity.  In accordance with the requirements of our charter, the BEMT Co-Investor II Loan was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  Furthermore, due to the unique investment opportunity presented by the Hillsboro property, including the opportunity to distinguish us competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the BEMT Co-Investor II loan.

Non-Affiliate Joint Venture Party Loan for our Investment in the Joint Venture

In connection with our investment in the joint venture, on September 30, 2010, Hillsboro Member JV Entity entered into a loan agreement with Bell pursuant to which it borrowed $2 million (the “Bell Loan”).  The Bell Loan has a 60-day term.  The maturity date is November 29, 2010, and may be prepaid without penalty.  It bears interest compounding monthly at a rate of 10%, accrued.  The Bell Loan is secured by a pledge of Hillsboro Member JV Entity’s membership interest in the Hillsboro Member JV Entity.  Due to the unique investment opportunity presented by the Hillsboro property, including the opportunity to distinguish us competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the Bell Loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, We hereby confirm that we intend to file the required financial statements on or before December 16, 2010, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: October 6, 2010                                                                          /s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

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